EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of the Vincam Group, Inc. of (i) our report dated September 10, 1997 appearing on page F-1 of The Vincam Group, Inc.'s Amendment No. 2 to the Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148) and (ii) our report dated September 10, 1997 appearing on page F-1 of The Vincam Group, Inc.'s Amendment No. 3 to the Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148), relating to the financial statements of Amstaff, Inc. for each of the three years in the period ended December 31, 1996. We also consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of The Vincam Group, Inc. of our report dated September 10, 1997 appearing on page 14 of The Vincam Group Inc.'s Form 10-K/A No. 1 for the year ended December 31, 1997 (Commission file No. 0-28148) relating to the financial statements of Amstaff, Inc. for each of the two years in the period ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3.

/s/ PLANTE & MORAN, LLP



Bloomfield Hills, Michigan
April 7, 1998